CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the City National Rochdale Funds and to the use of our report dated November 29, 2022 on the financial statements and financial highlights of City National Rochdale Government Money Market Fund, City National Rochdale Government Bond Fund, City National Rochdale Corporate Bond Fund, City National Rochdale California Tax Exempt Bond Fund, City National Rochdale Municipal High Income Fund, City National Rochdale Intermediate Fixed Income Fund, City National Rochdale Fixed Income Opportunities Fund, City National Rochdale Equity Income Fund (formally Dividend & Income Fund), and City National Rochdale U.S. Core Equity Fund, each a series of shares of beneficial interest in City National Rochdale Funds. Such financial statements and financial highlights appear in the September 30, 2022 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

January 26, 2023